UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012 (March 20, 2012)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 22, 2012, Samuel D. Colella notified the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (the “Company”) of his intention not to stand for re-election to the Board at the Company’s 2012 Annual Meeting of Stockholders, which is scheduled to be held in June 2012 (the “Annual Meeting”). Mr. Colella’s decision not to stand for reelection is not the result of any disagreements with the Company relating to its operations, policies or practices. The Board has approved a reduction in its size to eight members effective upon the completion of the Annual Meeting.

(e)

Bonuses and Restricted Stock Units

On March 23, 2012, each of Thomas B. King, James V. Cassella, Michael J. Simms and Mark K. Oki (the “Executive Officers”) entered into a Retention Bonus letter agreement (the “Retention Agreement”) with the Company to provide for a cash bonus (the “Bonus”) to each of the Executive Officers if such Executive Officer remains with the Company and satisfactorily performs all tasks and responsibilities through May 11, 2012. Under the terms of the Retention Agreements, if the Company terminates the employment of an Executive Officer prior to May 11, 2012 for reasons other than misconduct or poor performance, such Executive Officer will receive a pro-rated portion of the Bonus.

On March 20, 2012, the Compensation Committee of the Board (the “Committee”) approved the grant of restricted stock units (the “Units”) to the Executive Officers. The grant of the Units was conditioned upon the acceptance by the Executive Officers of an Issuance of an Officer RSU Retention Grant letter agreement (the “RSU Agreement”), and to be effective no sooner than March 22, 2012. The Units were granted under and in accordance with the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “Plan”) and the Form of Notice of Grant of Award and Stock Unit Award Agreement previously filed with the Securities and Exchange Commission (the “SEC”). Pursuant to the RSU Agreements, the Units vest in their entirety upon the earlier of June 5, 2012 or a Change in Control (as defined in the Plan), provided that the Executive Officer remains employed by the Company through such date.

The following table sets forth (i) the Bonus payable to each Executive Officer on May 11, 2012 if the terms of the Retention Agreements are met and (ii) the Units awarded to each Executive Officer:

Executive Officer	Bonus Amount	RSUs Granted
Thomas B. King President and Chief Executive Officer	$99,819	65,516
James V. Cassella, Ph.D. Senior Vice President, Research and Development	$70,423	46,222
Michael J. Simms Senior Vice President, Operations and Quality	$70,423	46,222
Mark K. Oki Vice President, Finance, Controller and Secretary	$48,560	31,873

The foregoing summary of the Retention Agreements is qualified in its entirety by reference to the form of Retention Agreement that the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three-month period ending March 31, 2012, with the SEC. The foregoing summary of the RSU Agreements is qualified in its entirety by reference to the form of RSU Agreement that the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three-month period ending March 31, 2012, with the SEC.

2012 Cash Bonus Plan

On March 22, 2012, the Board approved the adoption of the 2012 Cash Bonus Plan (the “Bonus Plan”) for the Company’s employees, including the Executive Officers. The Bonus Plan was adopted to motivate and retain the Company’s employees.

Under the terms of the Bonus Plan, each employee, including each Executive Officer, has been assigned a target bonus percentage (a “TBP”) of such employee’s current base salary for 2012, based on an evaluation by an outside compensation consulting firm of similar programs for similar companies. Payouts under the Bonus Plan occur upon the achievement of a specified corporate objective and at fiscal year-end. Pursuant to the terms of the Bonus Plan, the TBP of the Chief Executive Officer is set at 60% of base salary, and 40% for the other Executive Officers.

The first corporate objective (the “ADASUVE Objective”) is the approval by the U.S. Food and Drug Administration (the “FDA”) of the Company’s New Drug Application (“NDA”) for the ADASUVE (Staccato ® loxapine) product candidate. Upon the completion of the ADASUVE Objective, 50% of the TBP for each employee, including the Executive Officers, will become payable, provided that such employee remains actively employed by the Company through the date that the ADASUVE Objective is achieved.

At the end of 2012, the other 50% of the TBP for each employee, including the Executive Officers, will become payable, subject to adjustment as described below (the “Year-End Objective”). The Year-End Objective is comprised of the 2012 corporate goals, as approved by the Board, and subject to update if the ADASUVE Objective is achieved. The 2012 corporate goals include the ADASUVE objective, achievement of certain goals related to the potential commercialization of ADASUVE, development of additional product candidates and certain financial objectives. The Board’s determination of the achievement of the corporate goals will account for 80% of the Board evaluation factor of the Year-End Objective, with the remaining 20% of the bonus potential being subject to the discretion of the Board. The amount payable to each employee in accordance with the Year-End Objective is targeted at 50% of such employee’s TBP.

With the exception of the Company’s Chief Executive Officer, Thomas B. King, the amounts payable in respect of the Year-End Objective will be weighted for each individual, including Executive Officers, to take into account the achievement of the corporate goals and related department/individual goals, as recorded with the Company’s 2012 year-end individual performance evaluations. Mr. King’s bonus will be determined by the Board’s determination of the Company’s achievement of the corporate goals, with an 80% weighting to goal achievement and a 20% weighting to the Board’s discretion of the bonus potential.

To pay all or a portion of the Year-End Objective, the Company must achieve 70% of the corporate goals, as determined by the Board. To receive his or her respective amount of the Year-End Objective, each employee must also have a minimum individual performance rating of 70% and be actively employed by the Company on December 31, 2012. Employees, including the Executive Officers, may receive more than or less than 100% of their TBP, based upon corporate goal achievement, individual performance and Board discretion.

The Company expects that the cash bonuses payable for fiscal year 2012, if any, will be calculated in the manner set forth above and will vary depending on the extent to which the Company achieves the ADASUVE Objective, corporate goals and the attainment of individual personal performance ratings. In addition, the Company’s management team, the Committee and the Board retain the discretion to (i) increase, reduce or eliminate the cash bonuses that otherwise might be payable to all employees, including the Executive Officers, or any individual based on actual performance as compared to the corporate objectives, and (ii) structure future or additional bonus and/or equity incentives in a manner that they believe will appropriately motivate and reward the Company’s employees, including the Executive Officers. The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan that the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three-month period ending March 31, 2012, with the SEC.

Item 5.08. Shareholder Director Nominations.

On March 22, 2012, the Board approved June 6, 2012 as the date of the Annual Meeting. The Board also approved April 20, 2012 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting.

Because the Annual Meeting will be held more than 30 days from the calendar date of the Company’s 2011 Annual Meeting of Stockholders, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations under the rules of the SEC and the bylaws of the Company listed in the Company’s 2011 Proxy Statement on Schedule 14A as filed with the SEC on June 17, 2011 are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to the Company no later than April 5, 2012. The Company currently intends to make its proxy materials available beginning on or about April 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.
Date: March 26, 2012
	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer